UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

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Information Statement Pursuant to Section 14(c)

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JAMES ALPHA FUNDS TRUST
(Name of Registrant as Specified in Its Charter)

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James Alpha Funds Trust d/b/a eASTERLY fUNDS tRUST

February 3, 2022

Dear Shareholder:

The enclosed document is for informational purposes only. You are not being asked to vote or take action on any matter. This information statement (“Information Statement”) provides information regarding the approval by the Board of Trustees (the “Board”) of the James Alpha Funds Trust d/b/a Easterly Funds Trust (the “Trust”) of a new sub-advisory agreement on behalf of the Trust’s Easterly Multi Strategy Alternative Income Fund (the “Fund”).

As described in the enclosed Information Statement, effective October 27, 2021, Ranger Global Real Estate Advisors, LLC (“Ranger”), a sub-adviser of the Fund, experienced a “change in control.” QR RANGER HOLDCO LLC, a subsidiary of QuadReal Property Group Limited Partnership, a global real estate investment, operating and development company based in Vancouver, British Columbia, (“QuadReal”) acquired a minority equity interest in Ranger. QuadReal also made a tender offer to purchase all common units of Ranger not owned by management, directors and certain advisers. As a result of this tender offer (the “Transaction”), QuadReal increased its ownership to an approximate 46% voting interest in Ranger.

The change in control of Ranger constituted an “assignment” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the sub-advisory agreement for the Fund between Easterly Funds LLC and Ranger, which resulted in the automatic termination of such sub-advisory agreement in accordance with the 1940 Act and the terms of such agreement.

The Board approved a new sub-advisory agreement between Easterly Funds LLC and Ranger prior to the closing of the Transaction described above, effective upon the change of control of Ranger. This new sub-advisory agreement is not expected to result in any material changes to the Fund’s investment strategies or portfolio management team.

The enclosed Information Statement is provided in lieu of a proxy statement to shareholders of record of the Fund as of January 18, 2022. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

Sincerely,

Darrell Crate
President and Chairman of the Board

Easterly Multi Strategy Alternative Income Fund

a series of James Alpha Funds Trust d/b/a Easterly Funds Trust

515 Madison Avenue

New York, New York 10022

INFORMATION STATEMENT

THE ENCLOSED DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.
YOU ARE NOT BEING ASKED TO VOTE OR TAKE ACTION ON ANY MATTER.

I.       BACKGROUND

The Board of Trustees (the “Board”) of the James Alpha Funds Trust d/b/a Easterly Funds Trust (the “Trust”) approved, at the recommendation of Easterly Funds LLC (the “Adviser”), a new sub-advisory agreement between the Adviser and Ranger Global Real Estate Advisors, LLC (“Ranger”)(the “Agreement”) on behalf of the Easterly Multi Strategy Alternative Income Fund (the “Fund”) as described below.

Effective October 27, 2021, Ranger experienced a “change in control.” QR RANGER HOLDCO LLC, a subsidiary of QuadReal Property Group Limited Partnership, a global real estate investment, operating and development company based in Vancouver, British Columbia, (“QuadReal”) acquired a minority equity interest in Ranger. QuadReal also made a tender offer to purchase all common units of Ranger not owned by management, directors and certain advisers. As a result of this tender offer (the “Transaction”), QuadReal increased its ownership to an approximate 46% voting interest in Ranger.

The Transaction constituted a change in control of Ranger (the “Change of Control”), resulting in the “assignment” of the prior investment sub-advisory agreement between the Adviser and Ranger dated January 22, 2021 (the “Prior Agreement”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Such an assignment under the 1940 Act resulted in the automatic termination of the Prior Agreement. The terms of the Agreement with Ranger are substantially identical to those of the Prior Agreement. The Agreement is not expected to result in any material changes to the Fund’s investment strategies or portfolio management team.

Under an exemptive order (the “Order”) from the Securities and Exchange Commission (the “SEC”), the Adviser is permitted, subject to the approval of the Board, to select sub-advisers to manage all or a portion of the assets of the Fund and enter into and materially amend sub-advisory agreements with wholly owned and unaffiliated sub-advisers without obtaining shareholder approval. Under the conditions of the Order, the Trust must provide notice to shareholders within 90 days of hiring a new sub-adviser. This Information Statement is being supplied to shareholders to fulfill the notice condition and is being mailed on or about February 4, 2022 to the Fund’s shareholders of record as of January 18, 2022 (the “Record Date”).

II.	INFORMATION CONCERNING THE NEW SUB-ADVISORY AGREEMENT BETWEEN THE ADVISER AND RANGER WITH RESPECT TO THE FUND.

The Prior Agreement was last approved by the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (the “Independent Trustees”), on January 8, 2021.

As discussed below under “Board Consideration,” the Board approved the appointment of Ranger and the Agreement on behalf of the Fund, effective upon the change in control, due to the Prior Agreement’s automatic termination resulting from the Transaction.

The Agreement, dated October 26, 2021, contains substantially identical material terms and conditions as the Prior Agreement except for the dates of execution and termination. In particular, the Agreement has no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders because the fees paid by the Adviser to Ranger are deducted from the fees paid by the Fund to Adviser.

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Investment Advisory Fee Rates

As compensation for its services performed and costs assumed under the Agreement, Ranger will receive from the Adviser a portion of the management fee payable by the Fund to the Adviser. The Adviser’s management fee for the Fund is calculated at an annual rate of 2.00% of daily net assets of the Fund. This rate will not increase under the Agreement. For the fiscal year ended August 31, 2021, the Fund (including its predecessor fund, the James Alpha Multi Strategy Alternative Income Portfolio) paid the Adviser $277,847 in management fees and the Adviser waived and/or reimbursed $154,226 in management fees.

III.       BOARD CONSIDERATIONS

The Board met and considered the Agreement. At their meeting, the Trustees, including all of the Independent Trustees, approved the Agreement effective upon the change of control of Ranger.

To assist the Board in its consideration of the Agreement, the Board received in advance of the Meeting certain materials and information. Representatives from the Adviser made presentations to the Board and responded to questions from the Trustees. Among other things, the Board considered, that there will be no material changes to the Fund’s investment strategies or portfolio management team and that there was no expectation of any diminution in the nature, quality and extent of services provided by Ranger to the Fund and its shareholders. The Board further considered that the terms of the Agreement, including the fees and services provided, are substantially identical to those of the Prior Agreement and, consequently, that there would be no impact to Ranger’s profitability in providing services to the Fund. In particular, the Board noted that under the Agreement shareholders will not be paying any additional fees or expenses.

Among other things, the Board also considered: (i) the nature, quality and extent of the services to be provided by Ranger; (ii) the depth of organization, expertise, reputation and experience of Ranger; and (iii) the reasonableness of the fee split between the Adviser and Ranger. In considering the Agreement, the Board reviewed information provided by Ranger with respect to QuadReal, the tender offer process, and the influence QuadReal is expected to have on Ranger’s business.

Based upon its review of the above factors and all other factors they deemed relevant, the Board concluded that the Agreement is in the best interests of the Fund and its shareholders, and that the fees provided therein are fair and reasonable.

Based upon its review and the representations made to it and after consideration of the above factors, and such other factors and information as it deemed relevant, the Board, including all of the Independent Trustees, approved the Agreement. No single factor reviewed by the Board was identified as the principal factor in determining whether to approve the Agreement and each Board Member may have attributed different weights to the various factors considered.

IV.       DURATION AND TERMINATION OF NEW SUB-ADVISORY AGREEMENT

The Agreement has an initial term of two years, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) a majority of the Independent Trustees and a majority of the Board as a whole or (ii) the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

The Agreement may be terminated on the same terms as the Prior Agreement and will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

V.	GENERAL INFORMATION CONCERNING RANGER

Ranger is a registered investment adviser with assets under management of $2.4 billion as of December 31, 2021. Ranger is located at 405 Lexington Ave, Suite 3401, New York, NY 10174.

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The names, titles and principal occupations of the executive officers and directors of Ranger are set forth in the following table:

NAME	TITLE AND PRINCIPAL OCCUPATION
Franklin S. Tuck	Chief Executive Officer and Board Member
Andrew J. Duffy	Chief Investment Officer and Board Member
Randy S. Lewis	Chief Operating Officer, Chief Compliance Officer and Board Secretary
Richard B. Saltzman	Chairman of the Board
Dennis G. Lopez	Board Member
Thierry Keable	Board Member

The business address of each person listed above is 405 Lexington Ave, Suite 3401, New York, NY 10174.

Ranger is majority-owned by its executive management and non-executive employees, and is minority owned by QuadReal, following the close of the Transaction. QuadReal, through its wholly-owned subsidiary QR Ranger Holdco LLC, owns an approximately 46% ownership interest in Ranger following the Transaction. British Columbia Investment Management Corporation owns 100% of the voting securities of QuadReal. QuadReal is located at Park Place 666 Burrard Street, Suite 800, Vancouver, BC V6C 2X8, Canada. British Columbia Investment Management Corporation is located at 750 Pandora Avenue, Victoria, BC, V8W 0E4, Canada.

Ranger serves as sub-adviser for the following registered investment companies with investment objectives similar to the Fund:

Comparable Fund for which Ranger serves as Sub-Adviser	Net Assets of Fund (as of December 31, 2021)	Sub-Advisory Fee for Comparable Fund Paid to Ranger (of average net assets)	Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
Knights of Columbus Real Estate Fund	$139.7 million	0.60%	No

Ranger is also a sub-adviser to a portion of the Easterly Global Real Estate Fund, which has a principal investment strategy similar to the portion of the Fund’s assets managed by Ranger, and for which Ranger receives fees based on an annual percentage of the assets of the fund allocated to Ranger. As of January 31, 2022, the Easterly Global Real Estate Fund had approximately $914.94 million in assets under management.

For the fiscal year ended August 31, 2021, the Fund paid no affiliated brokerage commissions.

Additional Information and Other Matters

As of the Record Date, there were issued and outstanding 59,197.5820, 1,689.6120, 1,410,170.9020, and 1,141.1700 shares of the Fund’s A, C, I, and R6 classes, respectively. To the knowledge of the Trust, the following were owners of record or beneficially more than 5% of the outstanding shares of Class A, Class C, Class I, and Class R6 of the Fund, as of December 8, 2021:

Title of Fund – Class	Name and Address	Percentage
Easterly Multi Strategy Alternative Income Fund – Class A	Pershing, LLC P.O. Box 2052 Jersey City, NJ 07303-9998	87.92%
Easterly Multi Strategy Alternative Income Fund – Class C	LPL Financial/A/C 1000-0005 4707 Executive Dr. San Diego, CA 92121	99.75%
Easterly Multi Strategy Alternative Income Fund – Class I	Denis J. Nayden 131 Quayside Drive Jupiter, FL 33477	61.85%
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Title of Fund – Class	Name and Address	Percentage
	Kevin R Greene TTEE / Britta R Nayden TTEE The Denis & Britta Nayden Gifting Trust 131 Quayside Drive Jupiter, FL 33477	28.97%
	Kevin R Greene TTEE / Britta R Nayden TTEE The Nayden Family Florida Trust 131 Quayside Drive Jupiter, FL 33477 131 Quayside Drive Jupiter, FL 33477	8.27%
Easterly Multi Strategy Alternative Income Fund – Class R6	National Financial Services, LLC 499 Washington Blvd Jersey City, NJ 07310	99.79%

As of December 8, 2021, the Trustees and officers of the Trust as a group owned less than 1% of each Fund.

The Trust will furnish, without charge, a copy of the Trust’s annual report for its most current fiscal year ended August 31st to a shareholder upon request. To obtain a report, please contact the Trust by calling (833) 999-2636 or by writing the Fund’s Transfer Agent at c/o Ultimus Fund Solutions, LLC, P.O. Box 541150, Omaha, NE 68154.

The Adviser is located at 515 Madison Avenue, 24th Fl., New York, NY 10022. Ultimus Fund Distributors, LLC is the Fund’s distributor and Ultimus Fund Solutions, LLC is the Fund’s administer, each located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

To reduce expenses, the Fund mails only one copy of the Information Statement to those addresses shared by two or more accounts. If you wish to receive individual copies of this document, please call the Fund at (833) 999-2636 on days the Fund is open for business or contact your financial institution. The Fund will begin sending you individual copies thirty days after receiving your request.

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Easterly Multi Strategy Alternative Income Fund

a series of James Alpha Funds Trust d/b/a Easterly Funds Trust

515 Madison Avenue

New York, New York 10022

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Easterly Multi Strategy Alternative Income Fund (the “Fund”), a series of James Alpha Funds Trust d/b/a Easterly Funds Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes a recent transaction, which may be construed as a change of control, relating to the Fund’s sub-adviser, Ranger Global Real Estate Advisors, LLC (“Ranger”). QR RANGER HOLDCO LLC, a subsidiary of QuadReal Property Group Limited Partnership, a global real estate investment, operating and development company based in Vancouver, British Columbia, (“QuadReal”) acquired a minority equity interest in Ranger. QuadReal also made a tender offer to purchase all common units of Ranger not owned by management, directors and certain advisers. As a result of this tender offer (the “Transaction”), QuadReal increased its ownership to an approximate 46% voting interest in Ranger. This constituted a change in control of Ranger, which resulted in an assignment of the sub-advisory agreement between Easterly Funds LLC (the “Adviser”), the investment manager of the Fund, and Ranger which was in effect at the time. The prior sub-advisory agreement, by its terms and consistent with Section 15(a) of the Investment Company Act of 1940, provided for its automatic termination upon assignment. The Board of Trustees of the Trust, including all of the Trustees who are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended, has unanimously approved the new sub-advisory agreement with Ranger.

Under an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission, the Adviser is permitted to select sub-advisers to manage all or a portion of the assets of the Fund and enter into and materially amend sub-advisory agreements with wholly owned and unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Board. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about February 3, 2022 to shareholders of record of the Fund as of January 18, 2022. The Information Statement will be available on the Trust’s website at https://www.EasterlyFunds.com/funds/ until April 30, 2022. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at (833) 999-2636 or by visiting the Fund’s website at https://www.EasterlyFunds.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.